Exhibit 99.1

ARUBA NETWORKS REPORTS RECORD FISCAL FIRST QUARTER 2013

FINANCIAL RESULTS

•	First Quarter Revenue Increased by 21 Percent Year-Over-Year to $144.5 million

•	Cash and Short Term Investments Increased to $377.5 million

SUNNYVALE, Calif., November 15, 2012 – Aruba Networks, Inc. (NASDAQ: ARUN) today released financial results for its first quarter of fiscal year 2013 ended October 31, 2012.

Revenue for Q1’13 of $144.5 million grew 21 percent from the $119.4 million reported in Q1’12. GAAP net loss for Q1’13 was $0.8 million, or a loss of $0.01 per share, compared with GAAP net loss of $0.5 million, or $0.00 per share, in Q1’12.

Non-GAAP net income for Q1’13 was $22.1 million, or $0.18 per share, compared with non-GAAP net income of $16.7 million, or $0.14 per share, in Q1’12. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We delivered a strong first quarter with 21 percent revenue growth year-over-year and our fourteenth consecutive quarter of record revenue,” said Dominic Orr, Aruba’s president and chief executive officer. “During the quarter, we saw healthy growth across our major products and core verticals.”

“The proliferation of mobile devices, BYOD and new applications such as Unified Communications continue to drive demand for our solutions and make mobility a clear priority for CIOs around the world. We believe that with our industry leading technology and strong momentum in the marketplace, we are well positioned to capitalize on these trends and expand our market share.”

Commenting on the company’s financial results, Michael Galvin, Aruba’s chief financial officer, added, “In addition to achieving record revenue, we delivered strong gross margin and operating margin results. Due to solid working capital management, we generated $36.9 million in cash flow from operations and ended the quarter with $377.5 million in cash, cash equivalents and short-term investments.”

Recent Highlights

•	Introduced Controller-Less WLAN Solutions with Leading Enterprise Grade Performance. Aruba Instant Enterprise is a major new software release that delivers the first controller-less Wi-Fi solution for best-in-class security, resiliency and scale for distributed enterprises. Also as part of Aruba Instant Enterprise, Aruba unveiled Aruba Activate, a cloud-based, zero-touch provisioning service that enables enterprise IT, managed service providers and resellers to dramatically reduce the operational expenses associated with large scale, distributed Wi-Fi deployments.

•	Introduced a New Software Release to Deliver New Levels of High Availability, Resilient Connectivity, for Mobile Devices and Applications. The new Aruba OS software release for its mobility controllers will help enterprises ensure consistent, predictable performance and fast recovery for today’s challenging mobile environments.

•	Regional Medical Center at Memphis (The MED) Selected Aruba to Replace its Cisco Wireless Network with an Aruba WLAN. The existing Cisco 802.11/b/g wireless network will be replaced with an Aruba 802.11n wireless network and will expand coverage across its main hospital and four clinics. The MED also will deploy the AirWave network management system, Aruba ClearPass Policy Manager and ClearPass Guest.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its first quarter of fiscal year 2013 results today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Open to the public, investors may access the call by dialing +1-480-629-9808. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4573529. International parties can access the replay at +1-303-590-3030 and should enter passcode 4573529.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about our expectation that the proliferation of mobile devices, BYOD and new applications will continue to drive demand for our solutions and that with our industry leading technology and strong momentum in the marketplace, we are well positioned to capitalize on these trends and expand our market share.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and (2) changes in overall information technology spending; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012, which was filed with the SEC on October 11, 2012, and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the investor relations page of Aruba Networks’ website at www.arubanetworks.com.

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About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks enables IT organizations and users to securely address the Bring Your Own Device (BYOD) phenomenon, dramatically improving productivity and lowering capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. For real-time news updates, follow Aruba on Twitter and Facebook or read our corporate blog, Aruba Atmosphere.

© 2012 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@arubanetworks.com	ir@arubanetworks.com

Aruba Networks, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	October 31,	July 31,
	2012	2012
Assets

Current assets:
Cash and cash equivalents	$157,319	$133,629
Short-term investments	220,187	212,601
Accounts receivable, net	73,016	80,190
Inventory	28,164	22,202
Deferred costs	11,176	11,241
Prepaids and other	19,513	18,996
Deferred income tax assets, current	35,328	34,584

Total current assets	544,703	513,443

Property and equipment, net	22,688	19,901
Goodwill	56,947	56,947
Intangible assets, net	25,115	27,036
Deferred income tax assets, non-current	19,794	20,664
Other non-current assets	9,446	10,905

Total non-current assets	133,990	135,453

Total assets	$678,693	$648,896

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$69,178	$74,879
Income taxes payable	4,553	2,032
Deferred revenue, current	88,230	80,602

Total current liabilities	161,961	157,513

Deferred revenue, non-current	25,670	22,375
Other non-current liabilities	1,391	2,118

Total non-current liabilities	27,061	24,493

Total liabilities	189,022	182,006

Stockholders’ equity

Common stock	11	11
Additional paid-in capital	605,693	582,077
Accumulated other comprehensive loss	(1,414)	(1,405)
Accumulated deficit	(114,619)	(113,793)

Total Stockholders’ equity	489,671	466,890

Total liabilities and stockholders’ equity	$678,693	$648,896

Aruba Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	October 31,	October 31,
	2012	2011
Revenue:
Product	$119,222	$101,131
Professional services and support	25,260	18,220

Total revenue	144,482	119,351

Cost of revenue:
Product	36,161	32,068
Professional services and support	5,957	4,546

Total cost of revenue	42,118	36,614

Gross profit	102,364	82,737

Operating expenses:
Research and development	31,963	24,468
Sales and marketing	53,919	45,615
General and administrative	11,951	11,100

Total operating expenses	97,833	81,183

Operating income	4,531	1,554

Other income (expense), net
Interest income	316	276
Other income (expense), net	276	827

Total other income (expense), net	592	1,103

Income before income taxes	5,123	2,657
Provision for income taxes	5,949	3,124

Net loss	$(826)	$(467)

Shares used in computing net loss per common share, basic	111,976	105,937

Net loss per common share, basic	$(0.01)	$(0.00)

Shares used in computing net loss per common share, diluted	111,976	105,937

Net loss per common share, diluted	$(0.01)	$(0.00)

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.

Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(In thousands, except per share data)

(Unaudited)

	Three months ended
	October 31,	October 31,
	2012	2011
GAAP net loss	$(826)	$(467)

Plus:
a) Stock-based compensation expenses	22,562	19,265
b) Payroll taxes on stock-based compensation expenses	636	505
c) Amortization expense of acquired intangible assets and other acquisition related expenses	2,664	1,988
d) Change in valuation of contingent rights liability	(401)	(918)
e) Income tax effect of non-GAAP exclusions	(2,547)	(3,658)

Non-GAAP net income	$22,088	$16,715

GAAP net loss per common share	$(0.01)	$(0.00)

Plus:
a) Stock-based compensation expenses	0.18	0.16
b) Payroll taxes on stock-based compensation expenses	0.01	—
c) Amortization expense of acquired intangible assets and other acquisition related expenses	0.02	0.02
d) Change in valuation of contingent rights liability	—	(0.01)
e) Income tax effect of non-GAAP exclusions	(0.02)	(0.03)

Non-GAAP net income per common share	$0.18	$0.14

Shares used in computing diluted GAAP net loss per common share	111,976	105,937

Shares used in computing diluted non-GAAP net income per common share	122,355	118,470

Aruba Networks, Inc.

Condensed Consolidated Statements of Operations

As a Percentage of Total Revenue

(Unaudited)

	Three months ended
	October 31,	October 31,
	2012	2011
Revenue:
Product	82.5%	84.7%
Professional services and support	17.5%	15.3%

Total revenue	100.0%	100.0%

Cost of revenue:
Product	25.0%	26.9%
Professional services and support	4.2%	3.8%

Total cost of revenue	29.2%	30.7%

Gross profit	70.8%	69.3%

Operating expenses:
Research and development	22.1%	20.5%
Sales and marketing	37.3%	38.2%
General and administrative	8.3%	9.3%

Total operating expenses	67.7%	68.0%

Operating income	3.1%	1.3%

Other income (expense), net
Interest income	0.2%	0.2%
Other income (expense), net	0.2%	0.7%

Total other income (expense), net	0.4%	0.9%

Income before income taxes	3.5%	2.2%

Provision for income taxes	4.1%	2.6%

Net loss	(0.6%)	(0.4%)

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	October 31,
	2012	2011
Cash flows from operating activities
Net loss	$(826)	$(467)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,051	4,079
Provision for doubtful accounts	117	12
Write downs for excess and obsolete inventory	1,868	1,403
Stock-based compensation expenses	22,562	19,265
Accretion of purchase discounts on short-term investments	263	308
Change in carrying value of contingent rights liability	(401)	(918)
Deferred income taxes	126	13,362
Recovery of escrow funds	—	(702)
Excess tax benefit associated with stock-based compensation	(925)	(8,318)
Changes in operating assets and liabilities:
Accounts receivable	7,057	590
Inventory	(8,602)	2,345
Prepaids and other	208	(6,849)
Deferred costs	65	(3,990)
Other assets	1,459	(14,727)
Deferred revenue	10,923	22,830
Accounts payable and other liabilities	(5,198)	(20,899)
Income taxes payable	3,163	9,220

Net cash provided by operating activities	36,910	16,544

Cash flows from investing activities
Purchases of short-term investments	(67,037)	(53,351)
Proceeds from sales of short-term investments	20,252	7,523
Proceeds from maturities of short-term investments	38,166	14,000
Purchases of property and equipment	(5,357)	(3,417)

Net cash used in investing activities	(13,976)	(35,245)

Cash flows from financing activities
Proceeds from issuance of common stock	11,336	10,856
Repurchase of common stock	(11,524)	—
Excess tax benefit associated with stock-based compensation	925	8,318

Net cash provided by financing activities	737	19,174

Effect of exchange rate changes on cash and cash equivalents	19	(5)

Net increase in cash and cash equivalents	23,690	468
Cash and cash equivalents, beginning of period	133,629	80,773

Cash and cash equivalents, end of period	$157,319	$81,241

Supplemental disclosure of cash flow information
Income taxes paid	$1,180	$453